Exhibit 10.55

DocuSign Envelope ID: 72CE2574-A119-4ABA-83BF-9701D4D3DF50

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this "**Amendment**") is dated as of October 4, 2021, by and between LODGING FUND REIT III OP, LP, a Delaware limited partnership ("**Operating Partnership**"), and APF - NORTHBROOK, LLC, an Illinois limited liability company ("**Contributor**").

BACKGROUND:

A. Operating Partnership and Contributor entered into that certain Contribution Agreement dated as of September 20, 2021 (the "**Agreement**").

B. Operating Partnership and Contributor desire and agree to amend the Agreement as set forth herein.

AGREEMENT:

In consideration of the recitals, the mutual covenants hereafter set forth, and other good and valuable considerations, the receipt and sufficiency of which are mutually acknowledged, it is agreed by and between the parties as follows:

1. Defined Terms. All defined terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement. All references in this Amendment or the Agreement to the "**Agreement**" shall constitute a reference to the Agreement as amended by this Amendment.

2. Extension of Offering Review Period. Notwithstanding anything in the Agreement to the contrary, the Offering Review Period in Section 2.14.2 of the Agreement shall be extended until October 14, 2021 (the "**Extended Offering Review Period**") for the limited purpose of the Contributor and Operating Partnership negotiating in good faith to resolve the outstanding issues identified in the email attached as Exhibit A this Amendment. If such outstanding issues are not satisfactorily resolved, such resolution to be determined by the Contributor in its sole and absolute discretion, then Contributor may cancel this Agreement by delivering a cancellation notice to the Operating Partnership on or before the expiration of the Extended Offering Review Period and neither party shall have any further duties or obligations to the other under the Agreement (except for any obligation expressly surviving the termination of the Agreement).

3. Conflicts. In the event of any conflict between the terms and conditions of this Amendment and the terms of the Agreement, the terms and conditions of this Amendment shall control.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Amendment. Facsimile or electronic signatures on this Amendment shall be valid and enforceable to the same extent as original signatures.

ACTIVE 60418511v1

5. Binding Agreement. Except as otherwise specifically amended hereby, the Agreement remains in full force and effect. [SIGNATURE PAGE FOLLOWS] ACTIVE 60418511v1

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written. OPERATING PARTNERSHIP: LODGING FUND REIT III OP, LP, a Delaware limited partnership By: Lodging Fund REIT III, Inc., a Delaware corporation, its general partner /s/ David Durell By: Name: Title: CONTRIBUTOR: APF - NORTHBROOK, LLC, an Illinois limited liability company By: APF - REO, LLC, a South Carolina limited liability company, its Sole Member and Manager By: Access Point Financial, LLC, a liability Delaware company limited /s/ John Patton By: Name: Title: ACTIVE 60418511v1

Exhibit A (See Attached) ACTIVE 60418511v1

DocuSign Envelope ID: 72CE2574-A119-4ABA-83BF-9701D4D3DF50

Lipner, David B. (Assoc-PHIL-RE)

From: Robins, Jon S. (Shld-PHIL-RE)
Sent: Sunday, October 3, 2021 7:00 PM
To: John Faris;
Cc: Lipner, David B. (Assoc-PHIL-RE); Bruce Lowrey; Justin Perry; Nicholas Meli; Lipner, David B. (Assoc-PHIL-RE); mjohnson; jwimme; jgevertz; Ryan Rued; Travis Anderson; Shana Hambelton; Daniel Shepard; Ltirado; Andrea Scott; Robins, Jon S. (Shld-PHIL-RE); Linzey Erickson; David Durell; 'Norman Leslie'
Subject: Northbrook - Offering Document Review Period

Good Sunday Evening John and Linzey,

The Offering Review Period under Section 2.14.2 of the Contribution Agreement expires tomorrow. There are a handful of points under the LPA that Contributor would like to see addressed to move forward. Some of these will not be new as we raised at least the concepts during our earlier negotiations of the contribution agreement and a lot of these are simply to conform LPA to our deal.

We would like to sign up a side letter to the LPA addressing the following:

1. Confirm that no sales commission applies to the issuance of Common Limited Units or the Series T Limited Units being issued to Contributor or shall apply to the conversion of any of the Series T Limited Units.

2. Agree that some or all of the Contributor's interest may be transferred to HDDA, LLC, a Delaware limited liability company that is an affiliate of the Contributor without GP consent. This would be an additional permitted transfer under section 10.1.3 of the LPA.

3. Agree that the Series T value will be determined based on Exhibit D to the contribution agreement which shall control over the definition in the LPA.

4. Agree that the right of Contributor to extent the Series T conversion timeline by 12 months under Exhibit D to the Contribution Agreement shall control over Section 4.13.3 of the LPA.

5. Agree that the provisions of the Contribution Agreement, including Exhibit D, shall govern distributions and control over inconsistent provisions of the LPA (e.g., Section 6.4).

We would also like an additional 10 days to complete our tax review of the LPA.

Our thought is to effectively extend the Offering Review Period by 10 days to negotiate a side letter documenting 1 – 5 and to address any tax matters, if any, raised during that period.

We would also like to schedule a weekly status call for this transaction. Formerly those calls were on Wednesday afternoons. That is a good time for GT. Let us know times that work for Lodging Fund and we do need to confirm with Access Point.

The foregoing remains subject to Access Points review.

Regards,

1

Jon Jon S. Robins Shareholder Greenberg Traurig, LLP 1717 Arch Street | Suite 400 | Philadelphia, PA 19103 2